EXHIBIT 10.3

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                              AMENDED AND RESTATED

                         COMMON STOCK PURCHASE AGREEMENT

                                 BY AND BETWEEN

                           KINGSBRIDGE CAPITAL LIMITED

                                       AND

                                TEGAL CORPORATION

                            DATED AS OF MAY 19, 2004

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                                                 TABLE OF CONTENTS

                                                                           PAGE

ARTICLE I             DEFINITIONS............................................2

         Section 1.01.     "Blackout Shares".................................2

         Section 1.02.     "Certificate".....................................2

         Section 1.03.     "Closing Date"....................................2

         Section 1.04.     "Commission"......................................2

         Section 1.05.     "Commission Documents"............................2

         Section 1.06.     "Commitment Period"...............................2

         Section 1.07.     "Common Stock"....................................2

         Section 1.08.     "Condition Satisfaction Date".....................2

         Section 1.09.     "Damages".........................................2

         Section 1.10.     "Draw Down".......................................2

         Section 1.11.     "Draw Down Amount"................................2

         Section 1.12.     "Draw Down Notice"................................2

         Section 1.13.     "Draw Down Price".................................2

         Section 1.14.     "Draw Down Pricing Period"........................2

         Section 1.15.     "DTC".............................................3

         Section 1.16.     "Effective Date"..................................3

         Section 1.17.     "Exchange Act"....................................3

         Section 1.18.     "Knowledge".......................................3

         Section 1.19.     "Legend"..........................................3

         Section 1.20.     "Make Whole Amount"...............................3

         Section 1.21.     "Material Adverse Effect".........................3

         Section 1.22.     "Maximum Commitment Amount".......................3

         Section 1.23.     "Maximum Draw Down Amount"........................3

         Section 1.24.     "NASD"............................................3

         Section 1.25.     "Other Financing".................................3

         Section 1.26.     "Permitted Transaction"...........................3

         Section 1.27.     "Person"..........................................3

         Section 1.28.     "Principal Market"................................4

         Section 1.29.     "Prohibited Transaction"..........................4

         Section 1.30.     "Prospectus"......................................4

         Section 1.31.     "Registrable Securities"..........................4


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                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                           PAGE

         Section 1.32.     "Registration Rights Agreement"...................4

         Section 1.33.     "Registration Statement"..........................4

         Section 1.34.     "Regulation D"....................................4

         Section 1.35.     "Section 4(2)"....................................4

         Section 1.36.     "Securities Act"..................................4

         Section 1.37.     "Settlement Date".................................4

         Section 1.38.     "Shares"..........................................4

         Section 1.39.     "Threshold Price".................................4

         Section 1.40.     "Trading Day".....................................5

         Section 1.41.     "Underwriter".....................................5

         Section 1.42.     "VWAP"............................................5

         Section 1.43.     "Warrant".........................................5

         Section 1.44.     "Warrant Shares"..................................5

ARTICLE II            PURCHASE AND SALE OF COMMON STOCK......................5

         Section 2.01.     Purchase and Sale of Stock........................5

         Section 2.02.     Closing...........................................5

         Section 2.03.     Registration Statement and Prospectus.............5

         Section 2.04.     Warrant...........................................5

         Section 2.05.     Blackout Shares...................................5

ARTICLE III           DRAW DOWN TERMS........................................6

         Section 3.01.     Draw Down Notice..................................6

         Section 3.02.     Number of Shares..................................6

         Section 3.03.     Limitation on Draw Downs..........................6

         Section 3.04.     Trading Cushion...................................6

         Section 3.05.     Expiration of Draw Downs..........................6

         Section 3.06.     Settlement........................................6

         Section 3.07.     Delivery of Shares; Payment of Draw Down Amount...6

         Section 3.08.     Threshold Price...................................7

         Section 3.09.     Other Issuances...................................7

         Section 3.10.     Failure to Deliver Shares.........................7

ARTICLE IV            REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........8

         Section 4.01.     Organization, Good Standing and Power.............8

         Section 4.02.     Authorization; Enforcement........................8

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                                TABLE OF CONTENTS
                                   (CONTINUED)
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         Section 4.03.     Capitalization....................................8

         Section 4.04.     Issuance of Shares................................9

         Section 4.05.     No Conflicts......................................9

         Section 4.06.     Commission Documents, Financial Statements.......10

         Section 4.07.     No Material Adverse Change.......................10

         Section 4.08.     No Undisclosed Liabilities.......................10

         Section 4.09.     No Undisclosed Events or Circumstances...........10

         Section 4.10.     Actions Pending..................................11

         Section 4.11.     Compliance with Law..............................11

         Section 4.12.     Certain Fees.....................................11

         Section 4.13.     Disclosure.......................................11

         Section 4.14.     Material Non-Public Information..................11

         Section 4.15.     Exemption from Registration; Valid Issuances.....11

         Section 4.16.     No General Solicitation or Advertising
                            in Regard to this Transaction...................12

         Section 4.17.     No Integrated Offering...........................12

         Section 4.18.     Acknowledgment Regarding
                            Investor's Purchase of Shares...................12

ARTICLE V  REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE INVESTOR........12

         Section 5.01.     Organization and Standing of the Investor........12

         Section 5.02.     Authorization and Power..........................12

         Section 5.03.     No Conflicts.....................................13

         Section 5.05.     Information......................................13

         Section 5.06.     Selling Restrictions.............................13

ARTICLE VI  COVENANTS OF THE COMPANY........................................14

         Section 6.01.     Securities.......................................14

         Section 6.02.     Reservation of Common Stock......................14

         Section 6.03.     Registration and Listing.........................14

         Section 6.04.     Registration Statement...........................14

         Section 6.05.     Compliance with Laws.............................14

         Section 6.06.     Reporting Requirements...........................15

         Section 6.07.     Other Financing..................................15


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                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                           PAGE

         Section 6.08.     Prohibited Transactions..........................15

         Section 6.09.     Corporate Existence..............................15

         Section 6.10.     Non-Disclosure of Non-Public Information.........16

         Section 6.11.     Notice of Certain Events Affecting Registration;
                            Suspension of Right to Request a Draw Down.......16

         Section 6.12.     Amendments to the Registration Statement.........16

         Section 6.13.     Prospectus Delivery..............................16

         Section 6.14.     Expectations Regarding Draw Downs................16

ARTICLE VII  CONDITIONS TO THE OBLIGATION
              OF THE INVESTOR TO ACCEPT A DRAW DOWN.........................17

         Section 7.01.     Accuracy of the Company's
                            Representations and Warranties..................17

         Section 7.02.     Performance by the Company.......................17

         Section 7.03.     Compliance with Law..............................17

         Section 7.04.     Effective Registration Statement.................17

         Section 7.05.     No Knowledge.....................................17

         Section 7.06.     No Suspension....................................17

         Section 7.07.     No Injunction....................................17

         Section 7.08.     No Proceedings or Litigation.....................18

         Section 7.09.     Section 16 Limitation............................18

         Section 7.10.     Sufficient Shares Registered for Resale..........18

         Section 7.11.     Warrant..........................................18

         Section 7.12.     Opinion of Counsel...............................18

CONDITIONS TO THE OBLIGATIONS OF THE COMPANY TO SELL,
 ISSUE AND DELIVER THE SHARES TO THE INVESTOR...............................18

         Section 8.01.     Accuracy of the Investor's
                             Representations and Warranties.................18

         Section 8.02.     Performance by the Investor......................19

         Section 8.03.     Compliance with Law..............................19

         Section 8.04.     Effective Registration Statement.................19

         Section 8.05.     No Knowledge.....................................19

         Section 8.06.     No Suspension....................................19

         Section 8.07.     No Injunction....................................19

         Section 8.08.     No Proceedings or Litigation.....................19

ARTICLE IX            LEGENDS...............................................19

         Section 9.01.     Legends..........................................19


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                                TABLE OF CONTENTS
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         Section 9.02.     No Other Legend or Stock Transfer Restrictions...21

ARTICLE X             TERMINATION...........................................21

         Section 10.01.    Term.............................................21

         Section 10.02.    Other Termination................................21

         Section 10.03.    Effect of Termination............................22

ARTICLE XI            INDEMNIFICATION.......................................22

         Section 11.01.    Indemnification..................................22

         Section 11.02.    Notification of Claims for Indemnification.......23

         Section 11.03.    Dispute Resolution...............................24

ARTICLE XII           MISCELLANEOUS.........................................25

         Section 12.01.    Fees and Expenses................................25

         Section 12.02.    Reporting Entity for the Common Stock............25

         Section 12.03.    Brokerage........................................26

         Section 12.04.    Notices..........................................26

         Section 12.05.    Assignment.......................................27

         Section 12.06.    Amendment; No Waiver.............................27

         Section 12.07.    Entire Agreement.................................27

         Section 12.08.    Severability.....................................27

         Section 12.09.    Title and Subtitles..............................27

         Section 12.10.    Counterparts.....................................27

         Section 12.11.    Choice of Law....................................28

         Section 12.12.    Specific Enforcement, Consent to Jurisdiction....28

         Section 12.13.    Survival.........................................28

         Section 12.14.    Publicity........................................28

         Section 12.15.    Further Assurances...............................28


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                              AMENDED AND RESTATED

                         COMMON STOCK PURCHASE AGREEMENT

                                 BY AND BETWEEN

                           KINGSBRIDGE CAPITAL LIMITED

                                       AND

                                TEGAL CORPORATION

                            dated as of May 19, 2004

      This AMENDED AND RESTATED COMMON STOCK PURCHASE AGREEMENT is entered into as of the 19th day of May, 2004 (this "Agreement"), by and between Kingsbridge Capital Limited, a company organized and existing under the laws of the British Virgin Islands (the "Investor") and TEGAL CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Company").

      WHEREAS, the parties desire that, upon the terms and subject to the conditions set forth herein, the Company may issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase from the Company, Common Stock (as defined below) for an aggregate of up to $25 million; and

      WHEREAS,  such investments will be made in reliance upon the provisions of
Section 4(2) ("Section 4(2)") and Regulation D ("Regulation D") of the United States Securities Act of 1933, as amended and the rules and regulations promulgated thereunder (the "Securities Act"), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments in Common Stock to be made hereunder; and

      WHEREAS, the parties hereto have previously entered into a Common Stock Purchase Agreement dated February 11, 2004, which the parties intend to be superceded in its entirety by this Agreement; and

      WHEREAS, the parties have entered into a Registration Rights Agreement in the form of Exhibit A hereto (the "Registration Rights Agreement") pursuant to which the Company shall register the Common Stock issued and sold to the Investor under this Agreement and under the Warrant (as defined below), upon the terms and subject to the conditions set forth therein; and

      WHEREAS, in consideration for the Investor's execution and delivery of, and its performance of its obligations under, this Agreement, the Company has issued to the Investor a Warrant in the form of Exhibit B hereto (the "Warrant") pursuant to which the Investor may purchase from the Company up to 300,000 shares of Common Stock, upon the terms and subject to the conditions set forth therein;


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      NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

      Section 1.01"Blackout Shares" shall have the meaning assigned to such term in the Registration Rights Agreement.

      Section 1.02 "Certificate" shall have the meaning assigned to such term in
Section 4.03 hereof.

      Section 1.03 "Closing Date" means the date on which this Agreement is executed and delivered by the Company and the Investor.

      Section 1.04 "Commission" means the United States Securities Exchange Commission.

      Section 1.05 "Commission Documents" shall have the meaning assigned to such term in Section 4.06 hereof.

      Section 1.06 "Commitment Period" means the period commencing on the Effective Date and expiring on the earliest to occur of (x) the date on which the Investor shall have purchased Shares pursuant to this Agreement for an aggregate purchase price equal to the Maximum Commitment Amount, (y) the date this Agreement is terminated pursuant to Article IX hereof, and (z) the date occurring 24 months from the Effective Date.

      Section 1.07 "Common Stock" means the common stock of the Company, $0.01 par value per share.

      Section 1.08 "Condition Satisfaction Date" shall have the meaning assigned to such term in Article VII hereof.

      Section 1.09 "Damages" means any loss, claim, damage, liability, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses and costs and reasonable expenses of expert witnesses and investigation).

      Section  1.10 "Draw Down" shall have the meaning  assigned to such term in
Section 3.01 hereof.

      Section 1.11 "Draw Down Amount" means the actual amount of a Draw Down paid to the Company.

      Section 1.12 "Draw Down Notice" shall have the meaning assigned to such term in Section 3.01 hereof.

      Section 1.13 "Draw Down Price" means 90% of the VWAP on any Trading Day during the Draw Down Pricing Period when the VWAP equals to or exceeds $1.00.


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      Section 1.14 "Draw Down Pricing  Period" shall mean,  with respect to each
Draw Down, a period of fifteen (15) consecutive Trading Days beginning on the first Trading Day specified in a Draw Down Notice.

      Section 1.15 "DTC" means the Depository Trust Corporation, or any successor thereto.

      Section 1.16 "Effective Date" means the first Trading Day immediately following the date on which the Registration Statement is declared effective by the Commission.

      Section 1.17 "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

      Section 1.18 "Knowledge" means the actual knowledge of the Chief Executive Officer, Chief Financial Officer or any Executive Vice President or Vice President of the Company.

      Section 1.19 "Legend" shall have the meaning specified in Section 8.1.

      Section  1.20 "Make  Whole  Amount"  shall have the meaning  specified  in
Section 3.10.

      Section 1.21 "Material Adverse Effect" means any effect on the business, operations, properties or financial condition of the Company and its consolidated subsidiaries that is material and adverse to the Company and such subsidiaries, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise interfere with the ability of the Company to perform any of its obligations under this Agreement, the Registration Rights Agreement or the Warrant in any material respect; provided, that none of the following shall constitute a "Material Adverse Effect": (i) the effects of conditions or events that are generally applicable to the capital, financial, banking or currency markets and (ii) any changes or effects resulting from the announcement or consummation of the transactions contemplated by this Agreement, including, without limitation, any changes or effects associated with any particular Draw Down.

      Section 1.22 "Maximum Commitment Amount" means $25 million in aggregate Draw Down Amounts; provided, however, that in no event shall the Investor be obligated to purchase, nor shall the Company issue and/or sell, Common Stock, including any Blackout Shares, in the aggregate under this Agreement representing twenty percent (20%) or more of the voting power in the Company outstanding.

      Section 1.23 "Maximum Draw Down Amount" means 4.5% of the Company's Market Capitalization (as defined and calculated in accordance with Annex A) at the time of the Draw Down; provided, however, that such amount shall not exceed $7.5 million in respect of any Draw Down.

      Section 1.24 "NASD" means the National Association of Securities Dealers, Inc.

      Section 1.25 "Other Financing" shall have the meaning assigned to such term in Section 6.07 hereof.

      Section 1.26 "Permitted Transaction" shall have the meaning assigned to such term in Section 6.07 hereof.


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      Section 1.27  "Person"  means any  individual,  corporation,  partnership, limited liability company,  association,  trust or other entity or organization,
including   any   government   or   political   subdivision   or  an  agency  or
instrumentality thereof.

      Section 1.28 "Principal Market" means the Nasdaq National Market, the Nasdaq SmallCap Market, the American Stock Exchange or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

      Section 1.29 "Prohibited Transaction" shall have the meaning assigned to such term in Section 6.08 hereof.

      Section 1.30 "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement, as supplemented from time to time pursuant to Rule 424(b) of the Securities Act.

      Section 1.31 "Registrable Securities" means (i) the Shares, (ii) the Warrant Shares, and (iii) any securities issued or issuable with respect to any of the foregoing by way of exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (w) the Registration Statement has been declared effective by the SEC and such Registrable Securities have been disposed of pursuant to the Registration Statement, (x) such Registrable Securities have been sold under circumstances under which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act ("Rule 144") are met, (y) such time as such Registrable Securities have been otherwise transferred to holders who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend or (z) in the opinion of counsel to the Company such Registrable Securities may be sold without registration and without any time, volume or manner limitations pursuant to Rule 144(k) (or any similar provision then in effect) under the Securities Act.

      Section 1.32 "Registration Rights Agreement" shall have the meaning set forth in the recitals of this Agreement.

      Section 1.33 "Registration Statement" shall have the meaning assigned to such term in the Registration Rights Agreement.

      Section 1.34 "Regulation D" shall have the meaning set forth in the recitals of this Agreement.

      Section 1.35 "Section 4(2)" shall have the meaning set forth in the recitals of this Agreement.

      Section 1.36 "Securities Act" shall have the meaning set forth in the recitals of this Agreement..

      Section 1.37 "Settlement Date" shall have the meaning assigned to such term in Section 3.06 hereof.

      Section 1.38 "Shares" means the shares of Common Stock of the Company that are and/or may be purchased hereunder.


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      Section  1.39  "Threshold  Price"  means the lowest  "Draw Down Price" (as specified in a Draw Down Notice) at which the Company will agree to sell Shares during the applicable Draw Down Pricing Period, which price shall not be less than $1.00 per share.

      Section 1.40 "Trading Day" means any day other than a Saturday or a Sunday on which the Principal Market is open for trading in equity securities.

      Section 1.41 "Underwriter" shall mean any underwriter participating in any disposition of the Registrable Securities on behalf of the Investor pursuant to the Registration Statement.

      Section 1.42 "VWAP" means the daily volume weighted average price (the aggregate sales price of all trades of Common Stock during each Trading Day divided by the total number of shares of Common Stock traded during such Trading
Day) of the Common Stock during any Trading Day as reported by Bloomberg, L.P. using the AQR function.

      Section 1.43 "Warrant" shall have the meaning set forth in the recitals of this Agreement.  Section  1.44......"Warrant  Shares" means the shares of Common
Stock issuable to the Investor upon exercise of the Warrant.

                                   ARTICLE II

                        PURCHASE AND SALE OF COMMON STOCK

      Section 2.01 Purchase and Sale of Stock. Upon the terms and subject to the conditions set forth in this Agreement, the Company shall issue and sell to the Investor and the Investor shall purchase from the Company Common Stock for an aggregate (in Draw Down Amounts) of up to the Maximum Commitment Amount, consisting of purchases based on Draw Downs in accordance with Article III hereof.

      Section 2.02 Closing. In consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Company agrees to issue and sell to the Investor, and the Investor agrees to purchase from the Company, that number of the Shares to be issued in connection with each Draw Down. The closing of the execution and delivery of this Agreement (the "Closing") shall take place at the offices of Clifford Chance US LLP, 200 Park Avenue, New York, NY 10166 at 11:00 a.m. local time on May 19, 2004, or at such other time and place or on such date as the Investor and the Company may agree upon (the "Closing Date"). Each party shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the Closing.

      Section 2.03 Registration Statement and Prospectus. Promptly after the Closing, the Company shall prepare and file with the Commission the Registration Statement (including the Prospectus) in accordance with the provisions of the Securities Act and the Registration Rights Agreement.

      Section 2.04 Warrant. On the Closing Date, the Company shall issue and deliver the Warrant to the Investor.


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

      Section 2.05 Blackout Shares. The Company shall issue and deliver any Blackout Shares, if any, to the Investor in accordance with Section 1(e) of the Registration Rights Agreement and Section 1.22 hereof.

                                  ARTICLE III

                                 DRAW DOWN TERMS

      Subject to the satisfaction of the conditions hereinafter set forth in this Agreement, the parties agree as follows:

      Section 3.01 Draw Down Notice. The Company, may, in its sole discretion, issue a Draw Down Notice with respect to a Draw Down up to a Draw Down Amount equal to the Maximum Draw Down Amount (each, a "Draw Down") during the Commitment Period, which Draw Down the Investor will be obligated to accept. The Company shall inform the Investor via facsimile transmission, with a copy to the Investor's counsel, as to the Draw Down Amount the Company wishes to exercise before commencement of trading on the first Trading Day of any Draw Down Pricing Period (the "Draw Down Notice"). In addition to the Draw Down Amount, each Draw Down Notice shall specify the Threshold Price in respect of the applicable Draw Down and shall designate the first Trading Day of the Draw Down Pricing Period. In no event shall any Draw Down Amount exceed the Maximum Draw Down Amount or shall the aggregate of all Draw Down Amounts exceed the Maximum Commitment Amount. Each Draw Down Notice shall be accompanied by a certificate, signed by the Chief Executive Officer or Chief Financial Officer dated, as of the date of such Draw Down Notice, in the form of Exhibit C hereof.

      Section 3.02 Number of Shares. The number of Shares to be issued in connection with each Draw Down shall be equal to the sum of the quotients (for each Trading Day of the Draw Down Pricing Period for which the Draw Down Price equals or exceeds the Threshold Price) of one fifteenth (1/15th) of the Draw Down Amount divided by the applicable Draw Down Price.

      Section 3.03 Limitation on Draw Downs. Only one Draw Down shall be permitted for each Draw Down Pricing Period.

      Section 3.04 Trading Cushion. Unless the parties agree in writing otherwise, there shall be a minimum of five (5) Trading Days between the expiration of any Draw Down Pricing Period and the beginning of the next succeeding Draw Down Pricing Period.

      Section 3.05 Expiration of Draw Downs. Each Draw Down will expire on the last Trading Day of each Draw Down Pricing Period.

      Section 3.06 Settlement. The number of Shares purchased by the Investor with respect to each Draw Down shall be determined and settled on a periodic basis in respect of the applicable Draw Down Pricing Period. Settlement in respect of each determination shall be made no later than the third Trading Day after the fifth, tenth and fifteenth Trading Day of the Draw Down Pricing Period. Each date on which settlement of the purchase and sale of Shares occurs hereunder shall be referred to as a "Settlement Date." The Investor shall provide the Company with delivery instructions for the Shares to be issued at each Settlement Date at least two Trading Days in advance of such Settlement Date (except to the extent previously provided). The number of Shares actually issued shall be rounded to the nearest whole number of Shares.


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

      Section 3.07 Delivery of Shares; Payment of Draw Down Amount. On each Settlement Date, the Company shall deliver the Shares purchased by the Investor to the Investor or its designees via book-entry through the Depositary Trust Company to an account designated by the Investor, and upon receipt of the Shares, the Investor shall cause payment therefor to be made to the Company's designated account by wire transfer of immediately available funds, if the Shares are received by the Investor no later than 1:00 p.m. (Eastern Time), or next day available funds, if the Shares are received thereafter.

      Section 3.08 Threshold Price. For each Trading Day during a Draw Down Pricing Period that the Draw Down Price is less than the Threshold Price, no Shares shall be purchased or sold on such Trading Day and the total amount of the Draw Down Amount in respect of such Draw Down Pricing Period shall be reduced by one fifteenth (1/15th). At no time shall the Threshold Price be set below $1.00. If trading in the Company's Common Stock is suspended for any reason for more than three (3) consecutive or non-consecutive hours during any Trading Day during a Draw Down Pricing Period, the Draw Down Price shall be deemed to be less than the Threshold Price for that Trading Day.

      Section 3.09 Other Issuances. If during any Draw Down Pricing Period the Company shall (with the consent of the Investor pursuant to Section 6.07 or 6.08 hereof, if applicable) issue any shares of Common Stock to any Person other than the Investor (other than shares of Common Stock issued in connection with a Permitted Transaction), that the applicable Draw Down Notice shall be deemed null and void and the Investor shall promptly return to the Company any and all Shares transferred to the Investor in respect of any Settlement Date(s) during such Draw Down Pricing Period and the Company shall promptly thereafter pay to the Investor by wire transfer of immediately available funds to an account designated by the Investor that portion of the applicable Draw Down Amount paid to the Company in respect of such Settlement Date(s).

      Section 3.10 Failure to Deliver Shares. If on any Settlement Date, the Company fails to deliver the Shares to be purchased by the Investor, and such failure is not cured within ten (10) Trading Days following the date on which the Investor delivered payment for such Shares, the Company shall pay to the Investor on demand in cash by wire transfer of immediately available funds to an account designated by the Investor the "Make Whole Amount;" provided, however, that in the event that the Company is prevented from delivering Shares in respect of any such Settlement Date in a timely manner by any fact or circumstance that is reasonably within the control of, or directly attributable to, the Investor, then such ten (10) Trading Day period shall be automatically extended until such time as such fact or circumstance is cured. As used herein, the Make Whole Amount shall be an amount equal to the sum of (i) the Draw Down Amount actually paid by the Investor in respect of such Shares plus (ii) an amount equal to actual loss suffered by the Investor in respect of sales of such Shares to subsequent purchasers, which shall be based upon documentation reasonably satisfactory to the Company demonstrating the difference (if greater than zero) between (A) the price per share paid by the Investor to purchase such number of shares of Common Stock necessary for the Investor to meet its share delivery obligations to such subsequent purchasers minus (B) the average Draw Down Price during the applicable Draw Down Pricing Period. In the event that the Make Whole Amount is not paid within two (2) Trading Days following a demand therefor from the Investor, the Make Whole Amount shall accrue interest compounded daily at a rate of five percent (5%) per annum up to and including the date on which the Make Whole Amount is actually paid. Notwithstanding anything to the contrary set forth in this Agreement, in the event that the Company pays the Make Whole Amount (plus interest, if applicable) in respect of any Settlement Date in accordance with this Section 3.10, such payment shall be the Investor's sole remedy in respect of the Company's failure to deliver Shares in respect of such Settlement Date.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company hereby makes the following representations and warranties to the Investor:

      Section 4.01 Organization, Good Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Except as set forth in the Commission Documents (as defined below), the Company does not own more than fifty percent (50%) of the outstanding capital stock of or control any other business entity, other than any wholly-owned subsidiary that is not "significant" within the meaning of Regulation S-X promulgated by the Commission. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify or be in good standing would not have a Material Adverse Effect.

      Section 4.02 Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement and the Warrant and to issue the Shares, the Warrant, the Warrant Shares and any Blackout Shares (except to the extent that the number of Blackout Shares required to be issued exceeds the number of authorized shares of Common Stock under the Certificate); (ii) the execution and delivery of this Agreement and the Registration Rights Agreement, and the execution, issuance and delivery of the Warrant, by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required (other than as contemplated by Section 6.05); and (iii) each of this Agreement and the Registration Rights Agreement has been duly executed and delivered, and the Warrant has been duly executed, issued and delivered, by the Company and constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, receivership, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

      Section 4.03 Capitalization. The authorized capital stock of the Company and the shares thereof issued and outstanding as of May 19, 2004 are set forth on Schedule 4.03 attached hereto. All of the outstanding shares of the Common Stock have been duly and validly authorized and issued, and are fully paid and non-assessable. Except as set forth in this Agreement or on Schedule 4.03 attached hereto, as of the date hereof no shares of Common Stock are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for or giving any right to subscribe for, any shares of capital stock of the Company. Except as set forth in this Agreement or on Schedule 4.03, as of the date hereof, there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into or exchangeable for or giving any right to subscribe for any shares of capital stock of the Company. Except as set forth on Schedule 4.03, as of the date hereof the Company is not a party to any agreement granting registration rights to any Person with respect to any of its equity or debt securities. Except as set forth on Schedule 4.03, as of the date hereof the Company is not a party to, and it has no Knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. The offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued during the twenty-four month period immediately prior to the Closing complied with all applicable federal and state securities laws, and no stockholder has a right of rescission or damages with respect thereto that could reasonably be expected to have a Material Adverse Effect. The Company has furnished or made available to the Investor true and correct copies of the Company's Certificate of Incorporation, as amended and in effect on the date hereof (the "Certificate"), and the Company's Bylaws, as amended and in effect on the date hereof (the "Bylaws").

      Section 4.04 Issuance of Shares. The Shares, the Warrant and the Warrant Shares have been, and any Blackout Shares will be, duly authorized by all necessary corporate action (except to the extent that the number of Blackout Shares required to be issued exceeds the number of authorized shares of Common Stock under the Certificate) and, when issued and paid for in accordance with the terms of this Agreement, the Registration Rights Agreement and the Warrant, the Shares and the Warrant Shares shall be validly issued and outstanding, fully paid and non-assessable, and the Investor shall be entitled to all rights accorded to a holder of shares of Common Stock.

      Section 4.05 No Conflicts. The execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Warrant and any other document or instrument contemplated hereby or thereby, by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not: (i) violate any provision of the Certificate or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party, (iii) create or impose a lien, charge or encumbrance on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries are bound or affected, except, in all cases, for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement, the Registration Rights Agreement or the Warrant, or issue and sell the Shares, the Warrant Shares or the Blackout Shares (except to the extent that the number of Blackout Shares required to be issued exceeds the number of authorized shares of Common Stock under the Certificate) in accordance with the terms hereof and thereof (other than any filings that may be required to be made by the Company with the Commission, the NASD/Nasdaq or state securities commissions subsequent to the Closing, and, any registration statement (including any amendment or supplement thereto) which may be filed pursuant hereto); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations, warranties and agreements of the Investor herein.

      Section 4.06 Commission Documents, Financial Statements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act and, except as disclosed in the Commission Documents, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act (all of the foregoing, including filings incorporated by reference therein, being referred to herein as the "Commission Documents"). The Company has maintained all requirements for the continued listing or quotation of its Common Stock, and such Common Stock is currently listed or quoted on the Nasdaq SmallCap Market. The Company has made available to the Investor true and complete copies of the Commission Documents filed with the Commission since December 31, 2003 and prior to the Closing Date. The Company has not provided to the Investor any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. As of its date, the Company's Form 10-K for the fiscal year ended March 31, 2003 complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder applicable to such document, and, as of its date, after giving effect to the information disclosed and incorporated by reference therein, such Form 10-K did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the Commission Documents filed with the Commission since December 31, 2002 complied as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

      Section 4.07 No Material Adverse Change. Except as disclosed in the Commission Documents and for continued losses from operations in the ordinary course of the Company's business, since December 31, 2003 no event or series of events has or have occurred that would, individually or in the aggregate, have a Material Adverse Effect on the Company.

      Section 4.08 No Undisclosed Liabilities. Neither the Company nor any of its subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) that would be required to be disclosed on a balance sheet of the Company or any subsidiary (including the notes thereto) in conformity with GAAP and are not disclosed in the Commission Documents, other than those incurred in the ordinary course of the Company's or its subsidiaries respective businesses since December 31, 2003 and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company.

      Section 4.09 No Undisclosed Events or Circumstances. No event or circumstance has occurred or exists with respect to the Company or its subsidiaries or their respective businesses, properties, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company.

      Section 4.10 Actions Pending. There is no action, suit, claim, investigation or proceeding pending or, to the Knowledge of the Company, threatened against the Company or any subsidiary which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto or thereto. Except as set forth in the Commission Documents or on Schedule 4.10, there is no action, suit, claim, investigation or proceeding pending or, to the Knowledge of the Company, threatened, against or involving the Company, any subsidiary or any of their respective properties or assets that could be reasonably expected to have a Material Adverse Effect on the Company. Except as set forth in the Commission Documents or on Schedule 4.10, no judgment, order, writ, injunction or decree or award has been issued by or, so far as is known by the Company, requested of any court, arbitrator or governmental agency which might result in a Material Adverse Effect.

      Section 4.11 Compliance with Law. The businesses of the Company and its subsidiaries have been and are presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except as set forth in the Commission Documents or such that would not reasonably be expected to cause a Material Adverse Effect. The Company and each of its subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it, except for such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, the failure to possess which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

      Section 4.12 Certain Fees. Except as set forth on Schedule 4.12, no brokers, finders or financial advisory fees or commissions will be payable by the Company or any of its subsidiaries in respect of the transactions contemplated by this Agreement.

      Section 4.13 Disclosure. To the best of the Company's Knowledge, neither this Agreement nor the Schedules hereto nor any other documents, certificates or instruments furnished to the Investor by or on behalf of the Company or any subsidiary in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

      Section 4.14 Material Non-Public Information. Except for this Agreement and the transactions contemplated hereby, neither the Company nor its agents have disclosed to the Investor, any material non-public information that, according to applicable law, rule or regulation, should have been disclosed publicly by the Company prior to the date hereof but which has not been so disclosed.

      Section 4.15 Exemption from Registration; Valid Issuances. The issuance and sale of the Shares, the Warrant, the Warrant Shares and any Blackout Shares in accordance with the terms and on the bases of the representations and warranties set forth in this Agreement, may and shall be properly issued pursuant to Section 4(2), Regulation D and/or any other applicable federal and state securities laws. Neither the sales of the Shares, the Warrant, the Warrant Shares or any Blackout Shares pursuant to, nor the Company's performance of its obligations under, this Agreement, the Registration Rights Agreement, or the Warrant shall (i) result in the creation or imposition of any liens, charges, claims or other encumbrances upon the Shares, the Warrant Shares, any Blackout Shares or any of the assets of the Company, or (ii) entitle the holders of any outstanding shares of capital stock of the Company to preemptive or other rights to subscribe to or acquire the shares of Common Stock or other securities of the Company. The Shares, the Warrant Shares and any Blackout Shares shall not subject the Investor to personal liability by reason of the ownership thereof.

      Section 4.16 No General Solicitation or Advertising in Regard to this Transaction. Neither the Company nor any of its affiliates or any person acting on its or their behalf (i) has conducted any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to any of the Shares, the Warrant, the Warrant Shares or any Blackout Shares or
(ii) has made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Shares under the Securities Act.

      Section 4.17 No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, other than pursuant to this Agreement and employee benefit plans, under circumstances that would require registration under the Securities Act of shares of the Common Stock issuable hereunder with any other offers or sales of securities of the Company.

      Section 4.18 Acknowledgment Regarding Investor's Purchase of Shares. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm's length Investor with respect to this Agreement and the transactions contemplated hereunder. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereunder and any advice given by the Investor or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereunder is merely incidental to the Investor's purchase of the Shares.

                                   ARTICLE V
            REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE INVESTOR

      The Investor hereby makes the following representations, warranties and covenants to the Company:

      Section 5.01 Organization and Standing of the Investor. The Investor is a company duly organized, validly existing and in good standing under the laws of the British Virgin Islands.

      Section 5.02 Authorization and Power. The Investor has the requisite power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement and the Warrant and to purchase the Shares in accordance with the terms hereof. The execution, delivery and performance of this Agreement by Investor and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Investor, its Board of Directors or stockholders is required. This Agreement has been duly executed and delivered by the Investor and constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership, or similar laws relating to, or affecting generally the enforcement of creditor's rights and remedies or by other equitable principles of general application.

      Section 5.03 No Conflicts. The execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Warrant and any other document or instrument contemplated hereby, by the Investor and the consummation of the transactions contemplated thereby do not (i) violate any provision of the Investor's charter documents or bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Investor is a party, (iii) create or impose a lien, charge or encumbrance on any property of the Investor under any agreement or any commitment to which the Investor is a party or by which the Investor is bound or by which any of its respective properties or assets are bound or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Investor or by which any property or asset of the Investor are bound or affected, except in all cases, for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, prohibit or otherwise interfere with the ability of the Investor to enter into and perform its obligations under this Agreement in any material respect. The Investor is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or to purchase the Shares in accordance with the terms hereof, provided that, for purposes of the representation made in this sentence, the Investor is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

      Section  5.04   Financial   Capability  The  Investor  has  the  financial
capability to perform all of its obligations under this Agreement, including the capability to purchase the Shares in accordance with the terms hereof.

      Section 5.05 Information. The Investor and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares which have been requested by the Investor. The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company. The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares. The Investor understands that it (and not the Company) shall be responsible for its own tax liabilities that may arise as a result of this investment or the transactions contemplated by this Agreement.

      Section 5.06 Selling Restrictions. The Investor covenants that during the Commitment Period, neither the Investor nor any of its affiliates nor any entity managed by the Investor will ever (i) be in a short position with respect to shares of the Common Stock in any accounts directly or indirectly managed by the Investor or any affiliate of the Investor or any entity managed by the Investor or (ii) engage in any transaction intended to reduce the economic risk of ownership of shares of Common Stock (including, without limitation, the purchase of any option or contract to sell) that would, directly or indirectly, have an effect substantially equivalent to selling short such shares of Common Stock that are subject to, underlie or may be deliverable in satisfaction of such transaction or otherwise may be reasonably be expected to adversely affect the market price of the Common Stock. Notwithstanding the foregoing, the Investor shall have the right during any Draw Down Pricing Period to sell shares of the Company's Common Stock equal in number to the aggregate number of the Shares to be purchased pursuant to the applicable Draw Down Notice.

                                   ARTICLE VI

                            COVENANTS OF THE COMPANY

      The Company covenants with the Investor as follows, which covenants are for the benefit of the Investor and its permitted assignees (as defined herein):

      Section 6.01 Securities. The Company shall notify the Commission and the Principal Market, if and as applicable, in accordance with their rules and regulations, of the transactions contemplated by this Agreement, and shall use commercially reasonable efforts to take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Shares, the Warrant Shares and the Blackout Shares, if any, to the Investor.

      Section 6.02 Reservation of Common Stock. As of the date hereof, the Company has available and the Company shall reserve and keep available at all times, free of preemptive rights and other similar contractual rights of stockholders, shares of Common Stock for the purpose of enabling the Company to satisfy any obligation to issue the Shares in connection with all Draw Downs contemplated hereunder and the Warrant Shares. The number of shares so reserved from time to time, as theretofore increased or reduced as hereinafter provided, may be reduced by the number of shares actually delivered hereunder.

      Section 6.03 Registration and Listing. During the Commitment Period, the Company shall use commercially reasonable efforts: (i) to take all action necessary to cause its Common Stock to continue to be registered under Section 12(b) or 12(g) of the Exchange Act, (ii) to comply in all respects with its reporting and filing obligations under the Exchange Act, (iii) to prevent the termination or suspension such registration, or the termination or suspension of its reporting and filing obligations under the Exchange Act or Securities Act (except as expressly permitted herein). The Company shall use commercially reasonable efforts necessary to maintain the listing and trading of its Common Stock and the listing of the Shares purchased by Investor hereunder on the Principal Market (including, without limitation, maintaining sufficient net tangible assets) and will comply in all material respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NASD and the Principal Market.

      Section 6.04 Registration Statement. Without the prior written consent of the Investor, the Registration Statement shall be used solely in connection with the transactions between the Company and the Investor contemplated hereby.

      Section 6.05 Compliance with Laws.

            (a) The Company shall comply, and cause each subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which could reasonably be expected to have a Material Adverse Effect.

            (b) Without the consent of its stockholders in accordance with NASD rules, the Company will not be obligated to issue, and the Investor will not be obligated to purchase, any Shares which would result in the issuance under this Agreement of Shares representing more than the applicable percentage under the rules of the NASD that would require stockholder approval of the issuance thereof.

      Section 6.06 Reporting Requirements. Upon reasonable written request of the Investor during the Commitment Period, the Company shall furnish copies of the following to the Investor within three Trading Days of such request (but not sooner than filed with or submitted to the Commission):

            (a) Quarterly Reports on Form 10-Q;

            (b) Annual Reports on Form 10-K;

            (c) Periodic Reports on Form 8-K; and

            (d) any other documents publicly furnished or submitted to the Commission.

      Section 6.07 Other Financing. During the term of this Agreement, the Company shall not enter into any other financing agreement for the issuance, sale or other disposition of equity or equity-linked securities, including, without limitation, any securities or other instruments that are convertible into or exchangeable for Common Stock or Preferred Stock ("Other Financing") without the prior written consent of the Investor, which consent will not be unreasonably withheld, conditioned or delayed; provided, however, that without the prior written consent of the Investor the Company may (i) establish stock option or award plans or agreements (for directors, employees, consultants and/or advisors) and amend such plans or agreements, including increasing the number of shares available thereunder, (ii) use equity securities to finance the acquisition of other companies, equipment, technologies or lines of business,
(iii) issue shares of Common Stock and/or Preferred Stock in connection with the Company's option or award plans, stock purchase plans, rights plans, warrants or options, (iv) issue shares of Common Stock and/or Preferred Stock in connection with the acquisition of products, licenses, equipment or other assets and strategic partnerships or joint ventures (the primary purpose of which is not to raise equity capital); (v) issue shares of Common and/or Preferred Stock to consultants and/or advisors as consideration for services rendered, (vi) issue and sell shares in an underwritten public offering of Common Stock, and (vii) issue shares of Common Stock to the Investor under any other agreement entered into between the Investor and the Company (each a "Permitted Transaction").

      Section 6.08 Prohibited Transactions. During the term of this Agreement, the Company shall not enter into any Prohibited Transaction without the prior written consent of the Investor, which consent may be withheld at the sole discretion of the Investor. For the purposes of this Agreement, the term "Prohibited Transaction" shall refer to the issuance by the Company of any "future priced securities," which shall be deemed to mean the issuance of shares of Common Stock or securities of any type whatsoever that are, or may become, convertible or exchangeable into shares of Common Stock where the purchase, conversion or exchange price for such Common Stock is determined using any floating or otherwise adjustable discount to the market price of Common Stock, including, without limitation, pursuant to any equity line or other financing that is substantially similar to the financing provided for under this Agreement.

      Section 6.09 Corporate Existence. The Company shall take all steps necessary to preserve and continue the corporate existence of the Company.

      Section 6.10 Non-Disclosure of Non-Public Information. None of the Company, its officers, directors, employees nor agents shall disclose material non-public information to the Investor, its advisors or representatives.

      Section 6.11 Notice of Certain Events Affecting Registration; Suspension of Right to Request a Draw Down. Notwithstanding the provisions of Section 6.10, the Company shall immediately notify the Investor upon the occurrence of any of the following events in respect of the Registration Statement or the Prospectus related to the offer, issuance and sale of the Shares and the Warrant Shares hereunder: (i) receipt of any request for additional information by the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; and (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company shall not request a Draw Down during the continuation of any of the foregoing events.

      Section 6.12 Amendments to the Registration Statement. When the Registration Statement is declared effective by the Commission, the Company shall not (i) file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus of which the Investor shall not previously have been advised or to which the Investor shall reasonably object after being so advised or (ii) so long as, in the reasonable opinion of counsel for the Investor, a Prospectus is required to be delivered in connection with sales of the Shares by the Investor, file any information, documents or reports pursuant to the Exchange Act without delivering a copy of such information, documents or reports to the Investor promptly following such filing.

      Section 6.13 Prospectus Delivery. From time to time for such period as in the opinion of counsel for the Investor a prospectus is required by the Securities Act to be delivered in connection with sales by the Investor, the Company will expeditiously deliver to the Investor, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as the Investor may reasonably request. The Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Securities Act and state securities laws in connection with the offering and sale of the Shares and the Warrant Shares and for such period of time thereafter as the Prospectus is required by the Securities Act to be delivered in connection with sales of the Shares and the Warrant Shares.

      Section 6.14 Expectations Regarding Draw Downs. Within ten (10) calendar days after the commencement of each calendar quarter occurring subsequent to the date hereof, the Company shall notify the Investor as to its reasonable expectations as to the dollar amount it intends to raise during such calendar quarter, if any, through the issuance of Draw Down Notices. Such notification shall constitute only the Company's good faith estimate with respect to such calendar quarter and shall in no way obligate the Company to raise such amount during such calendar quarter or otherwise limit its ability to deliver Draw Down Notices during such calendar quarter. The failure by the Company to comply with this provision can be cured by the Company's notifying the Investor at any time as to its reasonable expectations with respect to the current calendar quarter.

                                  ARTICLE VII

       CONDITIONS TO THE OBLIGATION OF THE INVESTOR TO ACCEPT A DRAW DOWN

The obligation of the Investor hereunder to accept a Draw Down Notice and to acquire and pay for the Shares in accordance therewith is subject to the satisfaction or waiver, at each Condition Satisfaction Date, of each of the conditions set forth below. The conditions are for the Investor's sole benefit and may be waived by the Investor at any time in its sole discretion. As used in this Agreement, the term "Condition Satisfaction Date" shall mean, with respect to each Draw Down, the date on which the applicable Draw Down Notice is delivered to the Investor and each Settlement Date in respect of the applicable Draw Down Pricing Period.

      Section 7.01 Accuracy of the Company's Representations and Warranties. Each of the representations and warranties of the Company shall be true and correct in all material respects as of the date when made as though made at that time, except for representations and warranties that are expressly made as of a particular date.

      Section 7.02 Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement, the Registration Rights Agreement and the Warrant to be performed, satisfied or complied with by the Company.

      Section 7.03 Compliance with Law. The Company shall have complied in all material respects with all applicable federal, state and local governmental laws, rules, regulations and ordinances in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

      Section 7.04 Effective Registration Statement. Upon the terms and subject to the conditions as set forth in the Registration Rights Agreement, the Registration Statement shall have previously become effective and shall remain effective and (i) neither the Company nor the Investor shall have received notice that the Commission has issued or intends to issue a stop order with respect to the Registration Statement or that the Commission otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened to do so (unless the Commission's concerns have been addressed and the Investor is reasonably satisfied that the Commission no longer is considering or intends to take such action), and (ii) no other suspension of the use or withdrawal of the effectiveness of the Registration Statement or the Prospectus shall exist.

      Section 7.05 No Knowledge. The Company shall have no Knowledge of any event more likely than not to have the effect of causing the Registration Statement with respect to the resale of the Registrable Securities by the Investor to be suspended or otherwise ineffective (which event is more likely than not to occur within fifteen Trading Days following the Trading Day on which a Draw Down Notice is delivered).

      Section 7.06 No Suspension. Trading in the Company's Common Stock shall not have been suspended by the Commission, the Principal Market or the NASD and trading in securities generally as reported on the Principal Market shall not have been suspended or limited.

      Section 7.07 No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

      Section 7.08 No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any subsidiary, or any of the officers, directors or affiliates of the Company or any subsidiary seeking to enjoin, prevent or change the transactions contemplated by this Agreement.

      Section 7.09 Section 16 Limitation. On each Settlement Date, the number of Shares then to be purchased by the Investor shall not exceed the number of such shares that, when aggregated with all other Registrable Securities then owned by the Investor beneficially or deemed beneficially owned by the Investor, would result in the Investor owning more than 9.9% of all of such Common Stock as would be outstanding on such Settlement Date, as determined in accordance with
Section 16 of the Exchange Act. For purposes of this Section 7.09, in the event that the amount of Common Stock outstanding as determined in accordance with
Section 16 of the Exchange Act and the regulations promulgated thereunder is greater on a Settlement Date than on the date upon which the Draw Down Notice associated with such Settlement Date is given, the amount of Common Stock outstanding on such Settlement Date shall govern for purposes of determining whether the Investor, when aggregating all purchases of Common Stock made pursuant to this Agreement and, if any, Warrant Shares and Blackout Shares, would own more than 9.9% of the Common Stock following such Settlement Date.

      Section 7.10 Sufficient Shares Registered for Resale. The Company shall have sufficient Shares, calculated using the closing trade price of the Common
Stock as of the Trading Day immediately preceding such Draw Down Notice, registered under the Registration Statement to issue and sell such Shares in accordance with such Draw Down Notice.

      Section 7.11 Warrant. The Warrant shall have been duly executed, delivered and issued to the Investor, and the Company shall not be in default in any material respect under any of the provisions thereof (it being acknowledged and agreed that any refusal by or failure of the Company to issue Warrant Shares when and as requested by the Investor in accordance with the terms of the Warrant shall be deemed to be a material default).

      Section 7.12 Opinion of Counsel. The Investor shall have received an opinion of counsel to the Company, dated as of the Effective Date, in the form of Exhibit D hereof, or in such other form reasonably satisfactory to the Investor and its counsel.

                                  ARTICLE VIII

              CONDITIONS TO THE OBLIGATIONS OF THE COMPANY TO SELL,
                  ISSUE AND DELIVER THE SHARES TO THE INVESTOR

The obligation of the Company hereunder to sell, issue and deliver Shares to the Investor in accordance with the terms of any Draw Down notice is subject to the satisfaction or waiver, at each Settlement Date, of each of the conditions set forth below. The conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

      Section 8.01 Accuracy of the Investor's Representations and Warranties. Each of the representations and warranties of the Investor shall be true and correct in all material respects as of the date when made as though made at that time, except for representations and warranties that are expressly made as of a particular date.

      Section 8.02 Performance by the Investor. The Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement, the Registration Rights Agreement and the Warrant to be performed, satisfied or complied with by the Investor.

      Section 8.03 Compliance with Law. The Investor shall have complied in all material respects with all applicable federal, state and local governmental laws, rules, regulations and ordinances, including all NASD rules and regulations, in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

      Section 8.04 Effective Registration Statement. Neither the Company nor the Investor shall have received notice that the Commission has issued or intends to issue a stop order with respect to the Registration Statement or that the Commission otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened to do so (unless the Commission's concerns have been addressed and the Company is reasonably satisfied that the Commission no longer is considering or intends to take such action), and no other suspension of the use or withdrawal of the effectiveness of the Registration Statement or the Prospectus shall exist.

      Section 8.05 No Knowledge. The Investor shall have no Knowledge of any event more likely than not to have the effect of causing the Registration Statement with respect to the resale of the Registrable Securities by the Investor to be suspended or otherwise ineffective (which event is more likely than not to occur within fifteen Trading Days following the Trading Day on which a Draw Down Notice is delivered).

      Section 8.06 No Suspension. Trading in the Company's Common Stock shall not have been suspended by the Commission, the Principal Market or the NASD and trading in securities generally as reported on the Principal Market shall not have been suspended or limited.

      Section 8.07 No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

      Section 8.08 No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Investor, the Company or any subsidiary, or any of the officers, directors or affiliates of the Investor or the Company or any subsidiary seeking to enjoin, prevent or change the transactions contemplated by this Agreement.

                                   ARTICLE IX

                                     LEGENDS

      Section 9.01 Legends.  Unless otherwise  provided below,  each certificate
representing   Registrable  Securities  will  bear  the  following  legend  (the
"Legend"):

         THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION THAT IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS CERTIFICATE IS THE BENEFICIARY OF CERTAIN OBLIGATIONS OF THE COMPANY SET FORTH IN A COMMON STOCK PURCHASE AGREEMENT BETWEEN TEGAL CORPORATION AND KINGSBRIDGE CAPITAL LIMITED DATED AS OF FEBRUARY 11, 2004. A COPY OF THE PORTION OF THE AFORESAID AGREEMENT EVIDENCING SUCH OBLIGATIONS MAY BE OBTAINED FROM THE COMPANY'S EXECUTIVE OFFICES.

As soon as practicable after the execution and delivery hereof, but in any event within ten (10) Trading Days hereafter, the Company shall issue to the transfer agent for its Common Stock (and to any substitute or replacement transfer agent for its Common Stock upon the Company's appointment of any such substitute or replacement transfer agent) instructions, with a copy to the Investor. Such instructions shall be irrevocable by the Company from and after the date hereof or from and after the issuance thereof to any such substitute or replacement transfer agent, as the case may be, except as otherwise expressly provided in the Registration Rights Agreement. It is the intent and purpose of such instructions, as provided therein, to require the transfer agent for the Common Stock from time to time upon transfer of Registrable Securities by the Investor to issue certificates or make DTC entries (as the case may be) evidencing such Registrable Securities free of the Legend during the following periods and under the following circumstances and without consultation by the transfer agent with the Company or its counsel and without the need for any further advice or instruction or documentation to the transfer agent by or from the Company or its counsel or the Investor, unless an opinion of Investor's counsel is reasonably required by the transfer agent or the Company:

            (a) At any time after the Effective Date to the extent accompanied by a notice requesting the issuance of certificates free of the Legend; provided that (i) the Company is reasonably able to confirm to the transfer agent that the Registration Statement shall then be effective and (ii) if reasonably requested by the transfer agent the Investor confirms to the transfer agent that the Investor has complied with the prospectus delivery requirement under the Securities Act.

            (b) At any time upon any surrender of one or more certificates evidencing Registrable Securities that bear the Legend, to the extent accompanied by a notice requesting the issuance of new certificates free of the Legend to replace those surrendered and containing representations that (i) the Investor is permitted to dispose of such Registrable Securities without limitation as to amount or manner of sale pursuant to Rule 144(k) under the Securities Act and there is no requirement for the Investor to deliver a prospectus or (ii) the Investor has sold, pledged or otherwise transferred or agreed to sell, pledge or otherwise transfer such Registrable Securities in a manner other than pursuant to an effective registration statement, to a transferee who shall upon such transfer be entitled to freely tradeable securities.

      Section 9.02 No Other Legend or Stock Transfer Restrictions. No legend other than the one specified in Section 9.01 has been or shall be placed on the share certificates representing the Common Stock issued to the Investor and no instructions or "stop transfer orders," so called "stock transfer restrictions," or other restrictions have been or shall be given to the Company's transfer agent with respect thereto other than as expressly set forth in this Article IX.

                                   ARTICLE X
                                   TERMINATION

      Section 10.01 Term. Unless otherwise terminated in accordance with Section
10.02 below, this Agreement shall terminate upon the expiration of the Commitment Period.

      Section 10.02 Other Termination.

            (a) The Investor may terminate this Agreement upon (x) one (1) day's notice if the Company enters into any Other Financing as set forth in Section
6.07 or any Prohibited Transaction as set forth in Section 6.08 without the Investor's prior written consent, or (y) one (1) day's notice within ten (10) Trading Days after the Investor obtains actual knowledge that an event resulting in a Material Adverse Effect has occurred; provided, however, that the Investor shall be deemed to possess such actual knowledge within five (5) Trading Days after such event has been publicly disclosed by the Company in accordance with its periodic reporting requirements under the Exchange Act.

            (b) The Investor may terminate this Agreement upon one (1) day's notice to the Company at any time in the event that the Registration Statement is not declared effective in accordance with the Registration Rights Agreement.

            (c) The Company may terminate this Agreement upon one (1) day's notice; provided, however, that the Company shall not terminate this Agreement pursuant to this Section 10.02(c) during any Draw Down Pricing Period; provided further; that, in the event of any termination of this Agreement by the Company hereunder, so long as the Investor owns Shares purchased hereunder and/or Warrant Shares, unless all of such shares of Common Stock may be resold by the Investor without registration and without any time, volume or manner limitations pursuant to Rule 144(k) (or any similar provision then in effect) under the Securities Act, the Company shall not suspend or withdraw the Registration Statement or otherwise cause the Registration Statement to become ineffective, or delist the Common Stock from the Principal Market.

            (d) Each of the parties hereto may terminate this Agreement upon one
(1) day's notice if the other party has breached a material representation, warranty or covenant to this Agreement and such breach is not remedied within ten (10) Trading Days after notice of such breach is delivered to the breaching party.

            (e) The obligation of the Investor to purchase shares of Common Stock shall terminate permanently in the event that there shall occur any stop order or suspension of effectiveness of the Registration Statement for an aggregate of thirty (30) calendar days during the Commitment Period.

      Section 10.03 Effect of Termination.

            (a) In the event of termination by the Company or the Investor, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated without further action by either party. If this Agreement is terminated as provided in Section
10.01 or 10.02 herein, this Agreement shall become void and of no further force and effect, except as provided in Section 12.13. Nothing in this Section 10.03 shall be deemed to release the Company or the Investor from any liability for any breach under this Agreement, or to impair the rights of the Company and the Investor to compel specific performance by the other party of its obligations under this Agreement.

            (b) In the event that the Company fails to issue and sell Common Stock to the Investor for an amount (in aggregate Draw Down Amounts) at least equal to $3,000,000 under this Agreement during the Commitment Period, on the first Trading Day following the expiration of the Commitment Period, the Company shall pay to Investor by wire transfer of immediately available funds to an account designated by the Investor an amount equal to $300,000. The parties hereto acknowledge and agree that the sum payable under this Section 9.03(b) shall represent liquidated damages and not a penalty. The parties further acknowledge that such amount (i) bears a reasonable relation to the commitment fee that the Investor would have, in light of its reasonable investment expectations, otherwise charged the Company in consideration for the Investor's commitment to purchase Common Stock hereunder and (ii) is not plainly or grossly disproportionate to the probable loss likely to be incurred by the Investor in connection with the failure by the Company to issue and sell Common Stock to the Investor for an amount (in aggregate Draw Down Amounts) at least equal to $3,000,000 under this Agreement during the Commitment Period.

                                   ARTICLE XI

                                 INDEMNIFICATION

      Section 11.01 Indemnification.

            (a) Except as otherwise provided in this Article XI, unless disputed as set forth in Section 11.02, the Company agrees to indemnify, defend and hold harmless the Investor and its affiliates and their respective officers, directors, agents, employees, subsidiaries, partners, members and controlling persons (each, an "Investor Indemnified Party"), to the fullest extent permitted by law from and against any and all Damages directly resulting from or directly arising out of any breach of any representation or warranty, covenant or agreement by the Company in this Agreement, the Registration Rights Agreement or the Warrant; provided, however, that the Company shall not be liable under this
Article XI to an Investor Indemnified Party to the extent that such Damages resulted or arose from the breach by an Investor Indemnified Party of any representation or warranty of an Investor Indemnified Party contained in this

Agreement or the gross negligence, recklessness, willful misconduct or bad faith of an Investor Indemnified Party. The parties intend that any Damages subject to indemnification pursuant to this Article XI will be net of insurance proceeds. Accordingly, the amount which the Company is required to pay to any Investor Indemnified Party hereunder (a "Company Indemnity Payment") will be reduced by any insurance proceeds actually recovered by or on behalf of any Investor Indemnified Party in reduction of the related Damages. In addition, if an Investor Indemnified Party receives a Company Indemnity Payment required by this
Article XI in respect of any Damages and subsequently receives any such insurance proceeds, then the Investor Indemnified Party will pay to the Company an amount equal to the Company Indemnity Payment received less the amount of the Company Indemnity Payment that would have been due if the insurance proceeds had been received, realized or recovered before the Company Indemnity Payment was made.

            (b) Except as otherwise provided in this Article XI, unless disputed as set forth in Section 11.02, the Investor agrees to indemnify, defend and hold harmless the Company and its affiliates and their respective officers, directors, agents, employees, subsidiaries, partners, members and controlling persons (each, a "Company Indemnified Party"), to the fullest extent permitted by law from and against any and all Damages directly resulting from or directly arising out of any breach of any representation or warranty, covenant or agreement by the Investor in this Agreement; provided, however, that the Investor shall not be liable under this Article XI to a Company Indemnified Party to the extent that such Damages resulted or arose from the breach by a Company Indemnified Party of any representation or warranty of a Company Indemnified Party contained in this Agreement or gross negligence, recklessness, willful misconduct or bad faith of a Company Indemnified Party. The parties intend that any Damages subject to indemnification pursuant to this Article XI will be net of insurance proceeds. Accordingly, the amount which the Investor is required to pay to any Company Indemnified Party hereunder (a "Investor Indemnity Payment") will be reduced by any insurance proceeds theretofore actually recovered by or on behalf of any Company Indemnified Party in reduction of the related Damages. In addition, if a Company Indemnified Party receives a Investor Indemnity Payment required by this Article XI in respect of any Damages and subsequently receives insurance such proceeds, then the Company Indemnified Party will pay to the Investor an amount equal to the Investor Indemnity Payment received less the amount of the Investor Indemnity Payment that would have been due if the insurance proceeds had been received, realized or recovered before the Investor Indemnity Payment was made.

      Section 11.02 Notification of Claims for Indemnification. Each party entitled to indemnification under this Article XI (an "Indemnified Party") shall, promptly after the receipt of notice of the commencement of any claim against such Indemnified Party in respect of which indemnity may be sought from the party obligated to indemnify such Indemnified Party under this Article XI (the "Indemnifying Party"), notify the Indemnifying Party in writing of the commencement thereof. Any such notice shall describe the claim in reasonable detail. The failure of any Indemnified Party to so notify the Indemnifying Party of any such action shall not relieve the Indemnifying Party from any liability which it may have to such Indemnified Party (a) other than pursuant to this
Article XI or (b) under this Article XI unless, and only to the extent that, such failure results in the Indemnifying Party's forfeiture of substantive rights or defenses or the Indemnifying Party is prejudiced by such delay. The procedures listed below shall govern the procedures for the handling of indemnification claims.

            (a) Any claim for indemnification for Damages that do not result from a Third Party Claim as defined in the following paragraph, shall be asserted by written notice given by the Indemnified Party to the Indemnifying Party. Such Indemnifying Party shall have a period of thirty (30) days after the receipt of such notice within which to respond thereto. If such Indemnifying
Party does not respond within such thirty (30) day period, such Indemnifying Party shall be deemed to have refused to accept responsibility to make payment as set forth in Section 10.01. If such Indemnifying Party does not respond within such thirty (30) day period or rejects such claim in whole or in part, the Indemnified Party shall be free to pursue such remedies as specified in this Agreement, including the dispute resolution provisions set forth in Section
11.03 below.

            (b) If an Indemnified Party shall receive notice or otherwise learn of the assertion by a person or entity not a party to this Agreement of any threatened legal action or claim (collectively a "Third Party Claim"), with respect to which an Indemnifying Party may be obligated to provide indemnification, the Indemnified Party shall give such Indemnifying Party written notice thereof within twenty (20) days after becoming aware of such Third Party Claim.

            (c) An Indemnifying Party may elect to defend (and, unless the Indemnifying Party has specified any reservations or exceptions, to seek to settle or compromise) at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any Third Party Claim. Within thirty (30) days after the receipt of notice from an Indemnified Party (or sooner if the nature of such Third Party Claim so requires), the Indemnifying Party shall notify the Indemnified Party whether the Indemnifying Party will assume responsibility for defending such Third Party Claim, which election shall specify any reservations or exceptions. If such Indemnifying Party does not respond within such thirty
(30) day period or rejects such claim in whole or in part, the Indemnified Party shall be free to pursue such remedies as specified in this Agreement, including the dispute resolution provisions set forth in Section 11.03 below. In case any such Third Party Claim shall be brought against any Indemnified Party, and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment; provided, however, that at any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense at its own expense. Notwithstanding the foregoing, in any claim in which both the Indemnifying Party, on the one hand, and an Indemnified Party, on the other hand, are, or are reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel and to control its own defense of such claim if, in the reasonable opinion of counsel to such Indemnified Party, either (x) one or more defenses are available to the Indemnified Party that are not available to the Indemnifying Party or (y) a conflict or potential conflict exists between the Indemnifying Party, on the one hand, and such
Indemnified Party, on the other hand, that would make such separate representation advisable; provided, however, that the Indemnifying Party (i) shall not be liable for the fees and expenses of more than one counsel to all Indemnified Parties and (ii) shall reimburse the Indemnified Parties for such reasonable fees and expenses of such counsel incurred in any such action between the Indemnifying Party and the Indemnified Parties or between such Indemnified Parties and any third party, as such expenses are incurred. The Indemnifying Party agrees that it will not, without the prior written consent of the Indemnified Party, settle, compromise or consent to the entry of any judgment in any pending or threatened claim relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liability arising or that may arise out of such claim. The Indemnifying Party shall not be liable for any settlement of any claim effected against an Indemnified Party without the Indemnifying Party's written consent, which consent shall not be unreasonably withheld, conditioned or delayed. The rights accorded to an Indemnified Party hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise; provided, however, that notwithstanding the foregoing or anything to the contrary contained in this Agreement, nothing in this Article XI (other than Section 11.03) shall restrict or limit any rights that any Indemnified Party may have to seek equitable relief.

      Section 11.03 Dispute Resolution. Any dispute under this Agreement, the Registration Rights Agreement or the Warrant shall be submitted to arbitration (including, without limitation, pursuant to this Article XI) and shall be finally and conclusively determined by the decision of a board of arbitration consisting of three (3) members (the "Board of Arbitration") selected as hereinafter provided. Each of the Indemnified Party and the Indemnifying Party shall select one (1) member and the third member shall be selected by mutual agreement of the other members, or if the other members fail to reach agreement on a third member within twenty (20) days after their selection, such third member shall thereafter be selected by the American Arbitration Association upon application made to it for such purpose by the Indemnified Party. The Board of Arbitration shall meet on consecutive business days in San Francisco, California or such other place as a majority of the members of the Board of Arbitration determines more appropriate, and shall reach and render a decision in writing (concurred in by a majority of the members of the Board of Arbitration) with respect to the amount, if any, which the Indemnifying Party is required to pay to the Indemnified Party in respect of a claim filed by the Indemnified Party. In connection with rendering its decisions, the Board of Arbitration shall adopt and follow such rules and procedures as a majority of the members of the Board of Arbitration deems necessary or appropriate. To the extent practical, decisions of the Board of Arbitration shall be rendered no more than thirty (30) calendar days following commencement of proceedings with respect thereto. The Board of Arbitration shall cause its written decision to be delivered to the Indemnified Party and the Indemnifying Party. Any decision made by the Board of Arbitration (either prior to or after the expiration of such thirty (30) calendar day period) shall be final, binding and conclusive on the Indemnified Party and the Indemnifying Party and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. Each party to any arbitration shall bear its own expense in relation thereto, including but not limited to such party's attorneys' fees, if any, and the expenses and fees of the Board of Arbitration shall be divided between the Indemnifying Party and the Indemnified Party in the same proportion as the portion of the related claim determined by the Board of Arbitration to be payable to the Indemnified Party bears to the portion of such claim determined not to be so payable.

                                  ARTICLE XII

                                  MISCELLANEOUS

      Section 12.01 Fees and Expenses.

            (a)  The  Company  shall  pay on  demand  all  reasonable  fees  and expenses, including, without limitation, all reasonable attorneys fees and expenses, incurred by the Investor in connection with the preparation, negotiation, execution and delivery of this Agreement, the Registration Rights Agreement and the Warrant, which payment shall be made whether or not any transactions contemplated hereunder are actually consummated.

            (b) The Company shall pay on demand $12,500 per calendar quarter to cover due diligence expenses incurred by the Investor during the term of this Agreement; provided, however, that the Company shall not be required to pay such amounts with respect to the second and third calendar quarters of 2004.

            (c) The Company shall be solely responsible for (i) all reasonable fees and expenses incurred by the Investor in connection with any amendments, modifications or waivers of this Agreement or incurred in connection with the Investor's enforcement of this Agreement, including, without limitation, all reasonable attorneys fees and expenses, and (ii) all stamp or other similar taxes and duties, if any, levied in connection with issuance of the Shares pursuant hereto.

      Section 12.02 Reporting Entity for the Common Stock. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement shall be Bloomberg, L.P. or any successor thereto. The written mutual consent of the Investor and the Company shall be required to employ any other reporting entity.

      Section 12.03 Brokerage. Except as set forth on Schedule 4.12, each of the parties hereto represents that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party. The Company on the one hand, and the Investor, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any Persons claiming brokerage commissions or finder's fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

      Section 12.04 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served,
(ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice given in accordance herewith. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

                  If to the Company:

      Tegal Corporation
      2201 South McDowell Blvd.
      Petaluma, California  94954
      Telephone:  (707) 763-5600
      Facsimile:  (707) 763 0436

      Attention: Thomas R. Mika, Chief Financial Officer with a copy (which shall not constitute notice) to:

      Scott Willoughby, Esq.
      Latham & Watkins LLP
      505 Montgomery Street #1900
      San Francisco, CA 94111
      Telephone:  (415) 646-8345
      Facsimile:  (415) 395-8095


if to the Investor:

      Kingsbridge Capital Limited/ c/o Kingsbridge Corporate Services Limited Main Street
      Kilcullen, County Kildare
      Republic of Ireland

      Telephone:  011-353-45-481-811
      Facsimile:  011-353-45-482-003
      Attention:  Adam Gurney, Managing Director

with a copy (which shall not constitute notice) to:

      Keith M. Andruschak, Esq.
      Clifford Chance US LLP
      200 Park Avenue
      New York, NY  10166
      Telephone: (212) 878-8000
      Facsimile: (212) 878-8375

Either party hereto may from time to time change its address or facsimile number for notices under this Section by giving at least ten (10) days' prior written notice of such changed address or facsimile number to the other party hereto.

      Section 12.05 Assignment. Neither this Agreement nor any rights of the Investor or the Company hereunder may be assigned by either party to any other Person. Notwithstanding the foregoing, the provisions of this Agreement shall inure to the benefit of, and be enforceable by, any private transferee of any of the Common Stock purchased or acquired by the Investor hereunder with respect to the Common Stock held by such Person.

      Section 12.06 Amendment; No Waiver. No party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth in this Agreement or therein. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by both parties hereto. The failure of the either party to insist on strict compliance with this Agreement, or to exercise any right or remedy under this Agreement, shall not constitute a waiver of any rights provided under this Agreement, nor estop the parties from thereafter demanding full and complete compliance nor prevent the parties from exercising such a right or remedy in the future.

      Section 12.07 Entire Agreement. This Agreement, the Registration Rights Agreement and the Warrant set forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written, relating to the subject matter hereof, including the Common Stock Purchase Agreement by and between the Company and the Investor, dated February 11, 2004.

      Section 12.08 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that, such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

      Section 12.09 Title and Subtitles. The titles and subtitles used in this Agreement are used for the convenience of reference and are not to be considered in construing or interpreting this Agreement.

      Section 12.10 Counterparts. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument.

      Section 12.11 Choice of Law. This Agreement shall be construed under the laws of the State of New York.

      Section 12.12 Specific Enforcement, Consent to Jurisdiction.

            (a) The Company and the Investor acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

            (b) Subject to Section  11.03,  each of the Company and the Investor
(i) hereby irrevocably submits to the jurisdiction of the United States District Court and other courts of the United States sitting in the State of New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Investor consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

      Section 12.13 Survival. The representations and warranties of the Company and the Investor contained in Articles IV and V and the covenants contained in
Article V and Article VI shall survive the execution and delivery hereof and the Closing until the termination of this Agreement, and the agreements and covenants set forth in Article X and Article XI of this Agreement shall survive the execution and delivery hereof and the Closing hereunder.

      Section 12.14 Publicity. Prior to the Closing, neither the Company nor the Investor shall issue any press release or otherwise make any public statement or announcement with respect to this Agreement or the transactions contemplated hereby or the existence of this Agreement. In the event the Company is required by law, based upon an opinion of the Company's counsel, to issue a press release or otherwise make a public statement or announcement with respect to this Agreement prior to the Closing, the Company shall consult with the Investor on the form and substance of such press release. Promptly after the Closing, each party may issue a press release or otherwise make a public statement or announcement with respect to this Agreement or the transactions contemplated hereby or the existence of this Agreement; provided that, prior to issuing any such press release, making any such public statement or announcement, the party wishing to make such release, statement or announcement consults and cooperates in good faith with the other party in order to formulate such press release, public statement or announcement in form and substance reasonably acceptable to both parties.

      Section 12.15 Further Assurances. From and after the date of this Agreement, upon the request of the Investor or the Company, each of the Company and the Investor shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

                [Remainder of this page intentionally left blank]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first written.

                    KINGSBRIDGE CAPITAL LIMITED



                    By: /s/ Valentine O'Donoghue
                        -----------------------------------
                        Valentine O'Donoghue
                        Director


                    TEGAL CORPORATION

                    By: /s/ Thomas R. Mika
                        -----------------------------------
                        Thomas R. Mika
                        Executive Vice President and Chief Financial Officer

                                     ANNEX A

                              MARKET CAPITALIZATION

      The market capitalization of Tegal Corporation shall be calculated on the Trading Day preceding the first Trading Day of the Draw Down Pricing Period and shall be based upon the product of (x) the closing bid price of the Company's Common Stock as reported by Bloomberg L.P. using the AQR function, (y) the number of outstanding shares of Common Stock of the Company as reported by Bloomberg L.P. using the DES function (such product, the "Market Capitalization").

                                  SCHEDULE 4.03

                            CAPITALIZATION AND RIGHTS

                                 CAPITALIZATION

                  TOTAL SHARES ISSUED AND OUTSTANDING (5/19/04)

                                   44,031,658

                            OTHER REGISTRATION RIGHTS

Registration Rights Agreements covering stock:

1. Registration Rights Agreements, by and among the Company, Simplus Systems corporation and Kiet Nguyen, dated as of December 5, 2003. (1,500,000 shares). The Registration Rights Agreement between the Company and the shareholders of Sputtered Films, Inc, dated as of August 30, 2002 was satisfied by that S-3 Registration Statement dated June 30, 2003, which became effective August 21, 2003.

Registration Rights Agreements covering unexercised warrants:

1. Registration Rights Agreements, by and among the Company and Financial West Group, including Messrs. Schacter, R., Schacter, D., Griesel, T., Pelletier, K. and Shayne, A., dated as of February 15, 2000. (50,000 warrants unexercised; $7.71 strike price).

2. Registration Rights Agreements, by and among the Company and Financial West Group, including Messrs. Schacter, R., Schacter, D., Griesel, T., Pelletier, K. and Shayne, A., dated as of March 28, 2000. (30,000 warrants unexercised; $6.14 strike price).

3. Registration Rights Agreements, by and among the Company and Financial West Group, including Messrs. Schacter, R., Schacter, D., Griesel, T., Pelletier, K. and Shayne, A., dated as of April 13, 2000. (75,000 warrants unexercised; $4.69 strike price).

4. Registration Rights Agreements, by and among the Company and Hultquist Capital, LLC, dated as of February 15, 2001. (150,000 warrants unexercised; $5.00 strike price).

5. Registration Rights Agreements between the Company and the Investors listed thereto, dated as of December 31, 2001, including Messrs. Beattie, M., Arnold, A., Allen Zaring Holdings, Inc., Berol, J., Berol, D., Eyeman, E., Paterson, J., Polar Global, Niehoff, K., Bunyon, E., Boal, H. Gerber, M., Laudien, G., Power, J., and Berman, A., (819,000 warrants unexercised; $2.50 strike price)

6. Registration Rights Agreements, by and among the Company and Fechtor, Detweiler, LLC, including Messrs. Wood, M., Walsh, R., Ramberg, F., McShane, D., Mitchell, J., Crowley, P., Frank, S., Hughes, E., Niehoff, K., Martino, S., Power, J., dated as of December 31, 2001. (31,665 warrants unexercised; $5.00 strike price).

7. Registration Rights Agreements, by and among the Company and Hultquist Capital, LLC, Block, Bowman Associates, LLC, including Friends School, San Francisco, Double H Investment Partners, and Adams, P., dated as of August 30, 2002 (154,063 warrants unexercised; $1.20 strike price).

8. Registration Rights Agreements between the Company and the Investors listed thereto, dated as of June 30, 2003 (429,921 warrants unexercised; $0.50 strike price).

9. Registration Rights Agreements between the Company and the Investors listed thereto, dated as of September 9, 2003 (3,132,952 warrants unexercised; $0.50 strike price).

10. Registration Rights Agreements by and among TSD Trading, including Messrs. Pinto, A. and Ramberg, F., dated as of September 9, 2003 (196,129 warrants unexercised; $0.35 strike price).


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


                                  SCHEDULE 4.10

                                 ACTIONS PENDING

                                      None

                                  SCHEDULE 4.12

                                     BROKERS

Dahlman Rose Weiss, LLC is serving as a broker to the Company in connection with the transactions contemplated by the Agreement and will receive a broker's fee of 6% of the proceeds of each Draw Down Amount as it is paid to the Company, plus a warrant to purchase a number of shares equal to 1% of the number of shares issued to the Investor at each Draw Down.


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



                                    EXHIBIT A

                      Form of Registration Rights Agreement

                                    EXHIBIT B

                                 Form of Warrant

                                    EXHIBIT C

                              Officer's Certificate

      I, [NAME OF OFFICER], do hereby certify to Kingsbridge Capital Limited (the "Investor"), with respect to the common stock of Tegal Corporation (the "Company") issuable in connection with the Draw Down Notice, dated _____________ (the "Notice") attached hereto and delivered pursuant to Article II of the Common Stock Purchase Agreement, dated [DATE], 2004 (the "Agreement"), by and between the Company and the Investor, as follows:

      1. I am the duly elected [OFFICER] of the Company.

      2. The representations and warranties of the Company set forth in Article IV of the Agreement are true and correct in all material respects as though made on and as of the date hereof (except for such representations and warranties that are made as of a particular date).

      3. The Company has performed in all material respects all covenants and agreements to be performed by the Company on or prior to the date hereof related to the Notice and has satisfied each of the conditions to the obligation of the Investor set forth in Article VII of the Agreement.

      The undersigned has executed this Certificate this ____ day of ____, 2004.

                                            ____________________________________
                                            Name:
                                            Title:


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

                                    EXHIBIT D

                    FORM OF OPINION OF COUNSEL TO THE COMPANY

[Date]

Kingsbridge Capital Limited
c/o Kingsbridge Corporate Services Ltd.
Main Street
Kilcullen, County Kildare
Republic of Ireland

Re:      Tegal Corporation

Ladies and Gentlemen:

      We have acted as special counsel to Tegal Corporation, a Delaware corporation (the "Company"), in connection with the sale to you (the "Selling Stockholder") on the date hereof by the Company of shares (the "Shares") of common stock of the Company, par value $0.01 per share (the "Common Stock"), pursuant to an Amended and Restated Common Stock Purchase Agreement dated May 19, 2004 between you and the Company (the "Purchase Agreement"). Reference is also made to a Registration Rights Agreement, dated as of February 11, 2004 (the "Registration Rights Agreement"), between you and the Company and a warrant to purchase up to 300,000 shares of Common Stock dated February 11, 2004 (the "Warrant", and the shares of Common Stock issuable pursuant to exercise of the Warrant, the "Warrant Shares"). This letter is being delivered to you pursuant to Section 7.12 of the Purchase Agreement. Capitalized terms defined in the Purchase Agreement, used herein and not otherwise defined herein, shall have the meanings given them in the Purchase Agreement.

            As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter, except where a specified fact confirmation procedure is stated to have been performed (in which case we have with your consent performed the stated procedure), and except where a statement is qualified as to knowledge (in which case we have with your consent made no or limited inquiry as specified below). We have examined, among other things, the following:

            (a) the Purchase Agreement, the Registration Rights Agreement and the Warrant (the "Transaction Documents"); and

            (b) the Certificate of Incorporation and the Bylaws of the Company (the "Governing Documents") and certain resolutions of the Board of Directors of the Company.

            As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company and others, including the representations and warranties of the Company and the Selling Stockholder in the Transaction Documents. We have not independently verified such factual matters.

            Whenever a statement herein is qualified as to knowledge, awareness or a similar phrase, it is intended to indicate that those attorneys in this firm who have rendered legal services in connection with the transaction referenced above do not have current actual knowledge of the inaccuracy of such statement. However, except as otherwise expressly indicated, we have not undertaken any independent investigation to determine the accuracy of any such statement.

            We are opining herein as to the effect on the subject transaction only of the federal laws of the United States, the internal laws of the State of New York and in numbered paragraphs 1, 2, 3, 5 and 7 of this letter, the General Corporation Law of Delaware (the "DGCL"), and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to matters of municipal law or the laws of any local agencies within any state. Our opinions and confirmations herein are based upon our consideration of only those statutes, rules and regulations which, in our experience, are normally applicable to private placements of common equity securities, provided that no opinion or confirmation is expressed herein with respect to federal or state securities laws (except to the extent stated in paragraph 6 herein), tax laws, antitrust or trade regulation laws, insolvency or fraudulent transfer laws, antifraud laws, NASD rules, pension or employee benefit laws or other laws excluded by customary practice. We express no opinion as to any state or federal laws or regulations applicable to the subject transactions because of the nature or extent of the business of any parties to the Transaction Documents.

            Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

      1. The Company is a corporation under the DGCL. Based on certificates from public officials, we confirm that the Company is validly existing and in good standing under the laws of the State of Delaware.

      2. The Company has the corporate power and corporate authority to enter into the Transaction Documents and perform its obligations thereunder.

      3. The execution, delivery and performance of the Transaction Documents have been duly authorized by all necessary corporate action of the Company, and each of the Transaction Documents has been duly executed and delivered by the Company.

      4. Each of the Transaction Documents constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

      5. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereunder on the date hereof do not (i) violate the provisions of the Governing Documents or (ii) violate any federal or New York statute, rule or regulation known to us to be applicable to the Company.

      6. Assuming that the representations and warranties of the Company and the Investor contained in the Transaction Documents are true and correct as of the date hereof, (i) the issuance on the date hereof of the Shares in accordance with the Transaction Documents is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), (ii) the issuance of any shares of Common Stock issued pursuant to Section 1.1(e) of the Registration Rights Agreement (the "Blackout Shares"), assuming issuance on the date hereof, in accordance with the Transaction Documents, would be exempt from the registration requirements of the Act and (iii) the issuance of the Warrant Shares, assuming exercise of the Warrant on the date hereof, and issuance and delivery and payment therefor in the manner described in the Transaction Documents, would be exempt from the registration requirements of the Act. We express no opinion, however, as to when or under what circumstances the Shares, the Blackout Shares and the Warrant Shares may be resold or as to the effect of subsequent issuances of securities of the Company or transfers of the Shares, the Blackout Shares or the Warrant Shares to the extent that such issuances or transfers may be integrated with the issuance of the Shares, the Blackout Shares or the Warrant Shares.

      7. The Shares, when issued to and paid for by you in accordance with the terms of the Purchase Agreement, and the Warrant Shares, when issued to and paid for by you upon due exercise of the Warrant by you in accordance with the terms of the Warrant, will be validly issued, fully paid and non-assessable and free of preemptive rights arising from the Governing Documents.

            The opinions expressed in paragraph 4 above are further subject to the following limitations, qualifications and exceptions: (a) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws related to or affecting the rights or remedies of creditors; (b) the effects of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (c) the unenforceability under certain circumstances under law or court decisions of provisions for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (d) we express no opinion with respect to the enforceability of (i) consents to, or restrictions upon, judicial relief, jurisdiction or venue; (ii) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights;
(iii) provisions for exclusivity,  election or cumulation of rights or remedies;
(iv) restrictions upon non-written modifications and waivers; (v) provisions authorizing or validating conclusive or discretionary determinations; (vi) grants of setoff rights; (vii) provisions for the payment of attorneys' fees where such payment is contrary to law or public policy; (viii) proxies, powers and trusts; (ix) provisions prohibiting, restricting or requiring consent to assignment or transfer of any right or property; (x) provisions for liquidated damages, default interest, late charges, monetary penalties, prepayment or make-whole premiums or other economic remedies; and (xi) provisions for specific enforcement.

            With your consent, we have assumed for purposes of this opinion that: all parties to the Transaction Documents other than the Company have complied with any applicable requirement to file returns and pay taxes under the Franchise Tax Law of the State of California; all parties to the Transaction Documents other than the Company are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of organization; all parties to the Transaction Documents other than the Company have the requisite power and authority to execute and deliver the Transaction Documents and to perform their respective obligations under the Transaction Documents to which they are a party; and the Transaction Documents to which such parties other than the Company are a party have been duly authorized, executed and delivered by such parties and constitute their legally valid and binding obligations, enforceable against them in accordance with their terms.

            This opinion is furnished only to you and is solely for your benefit in connection with the transactions covered hereby. This letter may not be relied upon by you for any other purpose, or furnished to, assigned to, quoted to or relied upon by any other person, firm or other entity for any purpose, without our prior consent, which may be granted or withheld in our discretion.

                                                              Very truly yours,